Mutual Fund Custody Model

Overview of Mutual Fund Custody Model

New York State Opportunity Funds will contract to The Huntington National Bank (HNB), the custodian bank, all responsibility to maintain detailed custodial records for the Fund identified on page 3 under the heading “Account Name and Number Matrix”.  The Fund and/or The Fund’s Service Provider will receive and review all reporting to ensure that adequate accountability controls are maintained.

The custodian responsibilities include:

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Maintain detail accounting of all investment transactions and balances on internal accounting system for all mutual fund company assets.

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Provide reporting to the Fund and/or The Fund’s Service Provider for completion of daily activity reconciliation with the accounting system.

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Ensure all trade transactions settle within the mutual fund company guidelines.

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Maintain accurate records containing all electronic and hard copy instructions required that satisfy the mutual fund company’s audit requirements and record retention requirements of 7 years.

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Provide summary and detail for transaction and position information to Fund and/or The Fund’s Service Provider for updates into Fund and/or The Fund’s Service Provider’s accounting system.

The Fund and/or The Fund’s Service Provider will maintain accounting records and will balance to HNB’s trust accounting records.  HNB will provide daily reporting to the Fund and/or The Fund’s Service Provider.

References to specific times and deadlines contained herein are based on the time in Columbus, Ohio.

Mutual Fund Account Structure

Account Structure

HNB must maintain trust accounts corresponding to the Fund structure.

The Fund and/or The Fund’s Service Provider will maintain a separate set of accounts for each individual mutual fund. A control environment will be established by allowing Fund and/or The Fund’s Service Provider to reconcile total cash and book value in the mutual fund accounts to cash and book value at HNB.

Special Account Characteristics

HNB will establish accounts and use FIFO lots for sales. The Fund will establish DDA accounts for movement of cash.  Unless indicated otherwise, idle cash in the HNB custody account will be invested in Huntington Money Market Fund.

Sweep Account Structure

Huntington Money Market Fund will be utilized as the sweep vehicle for the mutual fund accounts unless indicated otherwise.  The Fund will instruct HNB via e-mail of instructions to move cash to and from the HNB custody account and the HNB DDA account

Securities Lending

In the event the Fund has entered into a securities lending agreement with the Huntington, the Fund will notify the Securities Lending department at HNB via e-mail of all known sales traded but not settled at the end of each business day.

The e-mail address to which this information should be sent:

securities.lending@huntington.com

Cost Process

Individual lots are maintained based on acquisition date.  HNB uses the FIFO cost methodology for all lots in all accounts.

Account Name and Number Matrix

HNB Account Number	Mutual Fund Account Name	Fund Account Number

tbd	New York State Opportunity Fund	_____

Daily Activity Reconciliation

Activity Reconciliation Process

The Fund and/or The Fund’s Service Provider will balance Fund activity with HNB activity on a daily basis.

HNB will receive from the Fund and/or The Fund’s Service Provider an electronic copy of the Fund accounting report detailing all cash and security trades to be executed for that day by 8:00 a.m. The report will detail all cash and securities transactions segregated by Fund.  The information will be sent electronically (flat file), or on an emergency basis in hard copy form. Any trades received after the cut-off time will be handled by HNB on a “good faith” basis. Daily overnights will be available by 9:00 a.m.

HNB will provide to the Fund and/or The Fund’s Service Provider a copy of their projected activity report by 9:00 a.m. for that day’s activity.  The report will detail all cash and securities transactions segregated by individual Fund account.

By 11:00 a.m. or one half hour after receipt of the Fund file if received after 1:00 p.m., the Fund and/or The Fund’s Service Provider will reconcile their Fund account projected activity to the Fund transaction activity report and detail any discrepancies to HNB.

HNB will provide daily activity transaction reports utilizing the following categories:

Trades:	CUSIP/SEDOL Number
Principal amount
Net settlement amount
Income:	Interest
Dividends Cusip
Principal:	Principal paydown
Principal payups (excluding TIPS)
Maturity proceeds Cusip
Corporate Actions:	All corporate action activity affecting cost, cash, and units
Fund Transfers:	Movement of securities between trust accounts
Money Market:	Daily net money market transaction
Other DDA Transactions:	Other DDA transactions, such as movement of funds between the accounts, lockbox deposits and checks issued, will need to be considered when determining the balance available for short-term investment.

Fund and/or The Fund’s Service Provider will log all unresolved cash and security activity discrepancies on a daily basis.

If HNB and Fund and/or The Fund’s Service Provider do not agree on cash activity, every effort will be made to resolve the discrepancy same day (prior to money market deadlines).  In cases where research will not be completed same day, HNB will post transactions to the individual trust account based on depository and internal records and will not be obligated to post client figures until research has demonstrated the posting is incorrect.

Both HNB and Fund and/or The Fund’s Service Provider will be responsible for researching the exceptions and following up to ensure timely resolution.

Once HNB and Fund and/or The Fund’s Service Provider have agreed on the daily activity and the list of any exceptions, HNB will sweep residual cash to the money market investment unless otherwise indicated.

Control Reporting

HNB and Fund and/or The Fund’s Service Provider will generate a daily Master Outage Summary Report spreadsheet to report cash activity outages.

HNB and Fund and/or The Fund’s Service Provider are jointly responsible for timely research and resolution of activity discrepancies.

The Master Outage Summary Report will detail the following categories:

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Fund name and number

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Outage date

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Transaction type

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Dollar amount

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Custodian dollar amount

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Cusip/SEDOL number

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Asset description

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Net difference

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Status comments

The Fund and/or The Fund’s Service Provider and HNB will monitor the confirmed reconciliation report and ensure timely resolution of outages.   Outages outstanding over thirty days will require Senior. management intervention to ensure contractual compliance.

Lines of Communication

Short Term Operating Cash

All transfers to and from the DDA(s) will be run in the Fund Custody Account.  All disbursements will be made from the Fund Custody Account.

Per the daily activity reconciliation process, the HNB administrator and the Fund and/or The Fund’s Service Provider representative will agree on the preliminary available cash by 11:00 a.m.

Corporate Actions

HNB and Fund will post all corporate actions utilizing the posting policies as listed below:

Stock Splits:  HNB follows industry standard practice by paying on  Ex-Date.  On splits (stock dividends which are greater than 10%) the Ex-Date is usually the first business day after the payable date. This protects the value of the client’s shares up through the payable date.  On the Ex-Date the share value is reduced in the market place by the amount of the split.  However at that same time, the shareholder should receive his/her split shares.  This keeps the shareholder’s investment valuation the same as prior to the split, barring any other market fluctuations.  By paying a split on the Ex-Date, this allows for the fact that an asset can be sold (trade date) on the Payable Date and not be entitled to receive the split shares.

Stock Dividends:  Stock Dividends are paid on the Payable Date.  Stock Dividends (10% or less) do not usually have a late Ex-Date.

Spin–Off :  Spin–Offs are paid on the Ex-Date.

Reverse Splits:  Reverse Splits are paid when HNB receives credit for the split, which is usually, but not always, on the Ex-Date.

Mergers:  Mergers are adjusted to accounts when HNB receives credit for the merger, or in the case of a certificate, when HNB receives the new certificate from the transfer agent.

Tender Offers:  Tender Offers are adjusted to accounts when HNB receives credit.  As with the case of a Merger, the Effective Date is usually meaningless as a Tender Offer often times is extended.  Some Tender Offers are also “pro-rated” meaning that not all of the tendered shares will be accepted, only a portion of those shares.

Optional Dividends:  Optional Dividends are paid on the date that HNB receives credit from the paying agent.

Full and Partial Calls:  Calls are also paid on the date HNB receives payment from the paying agent.

Class Actions:  Class Actions can take years to be finalized by the court system.  As such, credit to eligible accounts is not paid until HNB has actually received the proceeds from the courts.

HNB will generate a courtesy copy of all corporate voluntary action notifications requiring a response by a stated deadline to Fund’s Investment Managers.   Notification will be by e-mail with receipt-reply verification.

The Fund’s Investment Managers will send a response via e-mail with receipt-reply verification to HNB as currently listed:

mutualfund.custody@huntington.com

No response from the Fund’s Investment Managers will mean that no action will be taken by HNB, and any stated default actions will automatically occur.

If necessary, HNB will send via email a copy of all voluntary corporate action responses that affect holdings and/or cash flows to The Fund’s Service Provide.

Class Action Lawsuits

HNB will notify The Fund’s Service Provider when they have filed on the Fund’s behalf for Class Action lawsuits.

Daily Pricing

Equity securities will be priced daily by HNB subject to the available daily rates provided by IDSI (Muller).

Asset Accounting Position Reconciliation

Reconciliation Process

Fund and/or The Fund’s Service Provider will be responsible for reconciling positions on, minimally, a weekly basis.

In this process Fund and/or The Fund’s Service Provider will identify, log, and research all asset outages between the Fund and HNB by individual trust account. Should additional research be needed they will fax outstanding issues log to HNB complete with comments by noon to ensure a reply by HNB by 11;00 am the following day.

HNB will review, log, and research all asset outages between HNB and Fund by individual fund.  HNB will fax their status comments on the issues log to the Fund and/or The Fund’s Service Provider on a daily basis by 11:00 a.m.

Fund and/or The Fund’s Service Provider will track and monitor all outstanding asset outages on an ongoing summary report.

The  summary report will include the following:

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Fund name and number

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Outage date

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Retirement system units

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Custodian units

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Cusip/SEDOL number

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Asset description

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Share difference

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Status comments

HNB and Fund and/or The Fund’s Service Provider are jointly responsible for timely research and resolution of position discrepancies.

Bloomberg will be considered the benchmark for resolving pay down issues.

On a per asset basis, a difference of one dollar or less will not be viewed as material.

Trade Processing

The Fund will send to both HNB and The Fund’s Service Provider a listing of all Portfolio Managers, both internal and external, authorized by the Fund to execute trades on its behalf.  This list will be updated for the termination of a Manager, or for the addition of a Manager prior to the effective date of the Manager change.

In addition, the Fund will send to HNB and The Fund’s Service Provider a list of all persons approved by the Fund to authorize the purchase or sale of investments.  This list will be updated when there is any change in authorization.

Trade Execution

Trade Date

Fund Portfolio Managers write-up a trade ticket and give to their brokers who, in turn, execute the trade.

No Later Than Trade Date + 1

When assets are DTC eligible, Fund Portfolio Managers affirm trades confirmed by their chosen brokers through the DTC ID System.  The Fund’s Service Provider downloads affirmed trades automatically into their accounting system by specific fund.

Portfolio Managers who do not affirm trades will forward copies of trade tickets to the Fund and/or The Fund’s Service Provider who will manually verify trades against DTC Confirmations entered by the brokers. Upon trade verification the Fund and/or The Fund’s Service Provider will instruct HNB to affirm the DTC ID Confirm using electronic file from advisors, designated by Fund.

In this latter case, if a trade discrepancy is found, the Fund and/or The Fund’s Service Provider will contact the trader to get a corrected trade ticket or await a cancel and rebill.

A report from the Fund and/or The Fund’s Service Provider accounting system is compared to the DTC affirmed trade listing or the trade tickets by 9:00 a.m. to ensure data accuracy.

An authorized person for the Fund will send HNB a listing of all approved transactions via e-mail.  The e-mail will contain the following language:  “The attached listing contains transactions authorized by the ‘Fund’.”  Any necessary files will be attached.  HNB will provide an electronic receipt of the transmission.  HNB will also provide a method of storing these communications for not less than seven years.

Trade Communication:

This represents current NYSE operating procedure.

HNB and Fund will adhere to NYSE Rule 387, which states in part that “That client or its agent shall utilize the facilities of securities depository for confirmation, acknowledgment, and book entry settlement of all depository eligible transactions.”

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All eligible trades that are affirmed by the industry deadlines will automatically load into the Custodial Bank's system and settle through the appropriate depository as required by NYSE Rule 387.

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NYSE Rule 387 dictates that custodial Banks not accept physical delivery of depository eligible issues presented by member brokers.

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When a clearing broker/agent is used to settle a trade, all brokers must ensure that a trade confirmation is coded to indicate the originating broker.

The Fund will work with its investment managers to have all transactions placed through member brokers on the DTC confirmation system (or other industry-accepted confirmation methods) by no later than the industry standard of noon on trade date plus one (T+1). Additionally, the Fund will facilitate the affirmation of depository eligible and non-eligible transactions by no later than noon on the later of settlement minus one (S-1) or trade date plus two (T+2). The Fund will notify HNB of all T+1 transactions as soon as possible after trade notification is received from the investment manager.  HNB will not be responsible for compensation interest due if notification is received after noon on S-1.

HNB will accept DTC affirmed confirmation as authorized instruction to settle trades. HNB will accept electronic or hard copy resolutions from the Fund for non-standard trade settlement.

Non-standard settlements, i.e. exceptions to the use of the DTC ID system, include, but are not limited to:

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Global (non US denominated) Securities

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Same day cash trading, e.g. commercial paper

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Real estate/venture capital

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Trades not affirmed on the DTC confirmation system

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Physical trade settlement

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Financial Futures

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Call Options

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Commingled portfolios

All pre-settlement trade communication will be between the Fund and HNB.  HNB will be authorized to receive and act on trade instructions directly from the Fund.

Trade Settlement:

HNB will ensure all domestic trades settle within industry-accepted standards (contractual basis). However, the following trades will settle delivery versus payment:

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Real estate/venture capital

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Certain international trade settlement

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Trades in open-ended mutual funds

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Non standard depository settlement, e.g. late commercial paper settlement

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In-kind trades

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Securities Lending transactions (if applicable)

HNB will maintain a report detailing all failing trades and be responsible for providing the failed trade information to the Fund or The Fund’s Service Provider by noon on the first business day after the fail. Any trade failing for over thirty days will be considered an exception and require the Fund’s intervention.  HNB will report weekly the following summary information for failed trades:

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Account number

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Account name

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Trade date

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Settlement date

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CUSIP/SEDOL number

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Asset description

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Shares/Par Value

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Dollar amount

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Delivering broker

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Status comment

Daily Procedures

Purchases and Sales

HNB will rely on the Fund to provide purchase and sale instructions via a hard copy trade resolution.  The trade resolution must indicate the following information:

Bank account number

Asset name

Units affected

Trade settlement date

Wiring instructions

Capital Income & Realized Gain/Loss

After HNB and the Fund complete the daily cash balancing process, HNB will process the wire transfer through the HNB trust wire account into the appropriate advisor account. HNB will report problems receiving or delivering settlement wires to the Fund and/or The Fund’s Service Provider.

Structural Changes

The Fund will notify HNB and The Fund’s Service Provider in the event of any structural changes.  Examples of structural changes are:

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Addition/Termination of a portfolio manager or bank account

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Change in accounting method

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Addition/Termination of an investment instrument

The Fund must notify HNB and The Fund’s Service Provider of the structural changes planned at least three business days prior to the effective date via letter, memo or electronic notification.

The notification must contain all pertinent information such as effective date, portfolio managers and bank accounts involved, and a contact name for questions.

HNB will notify The Fund’s Service Provider of new account numbers prior to initial activity.

Daily Cash Flow Transactions (Other Than Trades)

The Fund’s Service Provider will receive notification of any transactions not related to trades.  Examples of these types of transactions are:

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Sweep Transfer Letters

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Accrued Sweep Interest

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Manager/Bank Fees

Securities Lending Income

HNB will be responsible for notifying the Fund and The Fund’s Service Provider of any securities lending income that is posted to their account as part of the Activity Reconciliation Process described earlier.

Reporting to The Fund’s Service Provider

HNB will provide The Fund’s Service Provider custodial information on a daily basis that includes position and transaction information both on a summary and detailed level.

Daily Position Report - Detail

The report details end of day positions by individual Fund investment portfolios and pertinent investment data.  The Daily Position Report will include the following investment information.

Bank Field

Statement date

Bank trust account number

Bank short account name

Asset Name

Asset Cusip/SEDOL number

Security interest rate

Security maturity date

Security payment frequency

Security acquisition date

Shares / Par value

Original Cost

Book Value**

Purchase Accrued Interest

**Contains Trust Cash and Money Market investment values

Daily Position Report - Summary

The report summarizes end of day positions by individual Fund investment portfolios and pertinent investment data.  The Daily Position Report will include the following investment information.

Bank Field

Statement date

Bank trust account number

Bank short account name

Shares / Par value

Original Cost

Book Value**

Purchase Accrued Interest

**Contains Trust Cash and Money Market investment values

Daily Transaction Report – Detail

The report details all investment-related transactions posting to the Fund investment funds.  The Daily Transaction Report is sorted by each individual trust account and will have subtotals by transaction activity type.

The Daily Transaction Report will include the following investment transaction information.

Bank Field

Statement date

Bank trust account number

Bank short account name

Transaction type code

Transaction type name

Div/Int flag

Cusip/SEDOL number

Asset description

Shares/Par

Price

Settlement Amount Purchased

Accrued interest

Cost/Principal

Interest/Dividend Income

Gain/Loss

Bank Transaction Number

Daily Transaction Report – Summary

The report summarizes all investment-related transactions posting to the Fund investment funds.  The Daily Transaction Report is sorted by each individual trust account and shows subtotals by transaction activity type.

The Daily Transaction Report will include the following investment transaction information:

Bank Field

Statement date

Bank trust account number

Bank short account name

Transaction type code

Transaction type name

Div/Int flag

Shares/Par

Settlement Amount Purchased

Accrued Interest

Cost/Principal

Interest/Dividend Income

Gain/Loss

Cash Transfers

The Fund will be responsible for initiating outbound wire transfers (wires, ACH, transfers between Fund DDA accounts) with HNB’s wire room.  The Fund will be responsible for notifying HNB with the appropriate wire transfer amounts and transfers instructions on an authorized funds transfer request.